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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Capstone Turbine Corporation:

        We consent to the incorporation by reference in the registration statement (No. 333-179334) on Form S-3 and registration statements (Nos. 333-170588, 333-160049, 333-184033, and 333-180616) on Form S-8 of Capstone Turbine Corporation of our reports dated June 12, 2014, with respect to the consolidated balance sheets of Capstone Turbine Corporation as of March 31, 2014, and the related consolidated statements of operations, stockholders' equity, and cash flow for each of the years in the two-year period ended March 31, 2014, and the related financial statement schedule for each of the years in the two-year period ended March 31, 2014, and the effectiveness of internal control over financial reporting as of March 31, 2014, which reports appear in the March 31, 2014 annual report on Form 10-K of Capstone Turbine Corporation.

        Our report dated June 12, 2014, on the effectiveness of internal control over financial reporting as of March 31, 2014, expresses our opinion that Capstone Turbine Corporation did not maintain effective internal control over financial reporting as of March 31, 2014 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to Capstone Turbine Corporation's risk assessment process has been identified.

/s/ KPMG LLP

Los Angeles, California
June 12, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM